  Exhibit 99.1

Issuer Direct Reports Second Quarter Financial Results

Total Revenue Increases 10% while Platform and Technology Revenue Increases 19% Year Over Year to 59% of Total Revenue

MORRISVILLE, NC / ACCESSWIRE / August 2, 2018 / Issuer Direct Corporation (NYSE American: ISDR) (the "Company"), an industry-leading communications and compliance company, today reported its operating results for the three months ended June 30, 2018. The Company will host an investor conference call today at 4:30 PM Eastern Time to discuss its operating results.

Second Quarter 2018 and Recent Highlights:

●
Total revenue was $3,799,000, a 10% increase from $3,443,000 in Q2 2017 and an 8% increase from $3,530,000 in Q1 2018.

●
Platform and Technology revenue increased 19% from Q2 2017 and 11% from Q1 2018.

●
Overall gross margin was 73%, compared to 74% in Q2 2017 and 71% in Q1 2018.

●
Platform and Technology gross margin was 81%, down from 85% in Q2 2017 and up from 79% in Q1 2018.

●
GAAP earnings per diluted share was $0.12 compared to $0.16 in Q2 2017 and $0.10 in Q1 2018.

●
The Company generated cash flows from operations of $1,052,000 compared to $810,000 in Q2 2017 and $537,000 in Q1 2018.

●
On July 3, 2018, the Company completed the acquisition of Filing Services Canada Inc.

●
On July 10, 2018, the Company's Board of Directors declared a quarterly cash dividend of $0.05 per share, marking the twelfth straight quarter of paying dividends.

Customer Count Metrics:

●
The Company had 1,996 Platform and Technology customers during Q2 2018, compared to 1,854 during Q2 2017 and 1,845 during Q1 2018.

●
The Company had 567 Services customers during Q2 2018, compared to 550 during Q2 2017 and 571 during Q1 2018.

Brian Balbirnie, CEO of Issuer Direct, commented, "We had a solid second quarter. Platform and Technology revenue grew 19% year over year, to 59% of total revenue and EBITDA increased to $935,000 for the quarter, and to $1.6 million year-to-date, or an increase of 11% from the first half of 2017. On the balance sheet, cash grew to $6.8 million and deferred revenue increased 44% since year-end to $1.3 million. We are growing our pipeline in our Platform and Technology business organically and are now also focused on cross-selling to the approximately 300 new customers we added from our recent acquisition of FSCwire."

Mr. Balbirnie continued, "Looking ahead to the second half of the year, we are focused on making the acquisition of FSCwire a success by not only seamlessly integrating its customers with our ACCESSWIRE business but also providing its customers the opportunity to utilize Issuer Direct’s other core solutions. We are also dedicated to growing our Platform and Technology business while capitalizing on our wider newswire distribution to grow it further. Finally, we continue to pursue growing our overall client count and generating additional earnings growth."

Financial Results for the Second Quarter Ended June 30, 2018:

Total revenue for the second quarter of 2018 was $3,799,000 compared to $3,443,000 for the same period of 2017, an increase of $356,000, or 10%. Revenue from customers obtained from our recent acquisition of Interwest Transfer Company, Inc. (“Interwest”) was approximately $381,000 during the second quarter of 2018, of which $51,000 came from additional subscriptions to our platform or services cross sold to those customers.

Platform and Technology revenue increased $356,000 or 19%, during the second quarter of 2018, as compared to the second quarter of 2017. The increase is due to an increase in revenue from our ACCESSWIRE® offering, as we continue to penetrate the newswire market. We also achieved revenue growth due to the addition of Interwest customers as well as from increased subscriptions of Platform id. As a percentage of overall revenue, Platform & Technology revenue increased to 59% of total revenue for the three months ended June 30, 2018, compared to 55% for the same period of 2017. It is important to note, due to a newly adopted accounting principle, $186,000 of revenue related to the electronic dissemination of a customer’s annual report that was previously reported as Service revenue has been reclassified as Platform and Technology revenue for the three months ended June 30, 2017.

Services revenue was unchanged at $1,553,000 during the second quarter of 2018, as compared to the same period of 2017. Revenue from our transfer agent services increased, not only as a result of the acquisition of Interwest, but also due to an increase in corporate directives and actions of our legacy Issuer Direct transfer agent customers. These increases were offset by continued customer attrition in our legacy ARS business as companies elect to leave the service or transition to our electronic delivery alternative (reflected as Platform and Technology revenue). Additionally, revenue from our print and proxy distribution services decreased due to one-time projects in the second quarter of 2017 that didn’t occur during the second quarter of 2018. Revenue from these services tends to fluctuate based on the needs of our customers and is difficult to predict.

Gross margin for the second quarter of 2018 was $2,769,000, or 73% of revenue, compared to $2,534,000, or 74% of revenue, in the second quarter of 2017. The decrease in gross margin percentage is primarily due to an increase in amortization of capitalized software associated with Platform id. of $116,000.

Operating income was $595,000 for the three months ended June 30, 2018, as compared to operating income of $733,000 during the same period of the prior year. Despite the increase in gross margin dollars noted above, the decrease in operating income is primarily attributable to increases in general and administrative expenses, sales and marketing expenses and product development expenses. General and administrative expenses increased due to an increase in personnel expenses as well as acquisition expenses associated with the acquisition of Filing Services Canada Inc. Sales and marketing expenses increased due an increase in headcount of 20% over the same quarter of the prior year, in an effort to increase revenue growth in 2018 and beyond. This was partially offset by a decrease in tradeshow expenses. Product development expenses increased as a result of less capitalization of costs and increased maintenance costs required to support Platform id. During both the three months ended June 30, 2018 and 2017, the Company recorded income tax expense of $224,000. The higher effective tax rate for the three months ended June 30, 2018, was due to additional expense associated with a tax shortfall associated with stock-based compensation, partially offset by a lower statutory rate.

On a GAAP basis, we generated net income of $366,000, or $0.12 per diluted share, during the three months ended June 30, 2018, compared to $493,000, or $0.16 per diluted share, during the same period of 2017.

Second quarter EBITDA was $935,000, or 25% of revenue, compared to $901,000, or 26% of revenue, during the second quarter of 2017. Non-GAAP net income was $663,000, or $0.21 per diluted share, compared to $590,000, or $0.20 per diluted share, during the second quarter of 2017. The Non-GAAP results exclude amortization of intangible assets, stock-based compensation, integration and acquisition costs, unusual, non-recurring gains and losses, the impact of discrete items impacting income tax expense and tax impact of adjustments. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Financial Results for the Six Months Ended June 30, 2018:

Total revenue was $7,329,000 for the six months ended June 30, 2018, compared to $6,298,000 for the same period of 2017, an increase of $1,031,000, or 16%. Revenue from customers obtained from our recent acquisition of Interwest was approximately $799,000 during the first six months of 2018, of which $95,000 came from additional subscriptions to our platform or services cross sold to those customers.

Platform and Technology revenue increased $767,000 or 22%, during the six months ended June 30, 2018, as compared to the same period of the prior year. As noted earlier, the increase is due to an increase in revenue from our ACCESSWIRE offering, the addition of Interwest customers, as well as, increased subscriptions of Platform id. As a percentage of overall revenue, Platform & Technology revenue increased to 58% of total revenue for the six months ended June 30, 2018, compared to 50% for the same period of 2017. It is important to note, due to a newly adopted accounting principle, $393,000 of revenue related to the electronic dissemination of a customer’s annual report that was previously reported as Service revenue has been reclassified as Platform and Technology revenue for the six months ended June 30, 2017.

Services revenue increased $264,000, or 9% during the six months ended June 30, 2018, as compared to the same period of 2017. The increase is due to an increase in revenue of our transfer agent services due to the acquisition of Interwest, as well as, an increase in corporate directives and actions of our legacy Issuer Direct transfer agent customers. These increases were partially offset by declining revenue of our legacy ARS business, as well as, a decline in revenue from our compliance services as the market for these services commoditizes and we continue to experience pricing pressure and or customers elect to utilize our cloud-based platform.

Gross margin for the six months ended June 30, 2018 was $5,278,000, or 72% of total revenue, compared to $4,643,000, or 74% of revenue, in the same period of 2017. The decrease in gross margin percentage is primarily due to an increase in amortization of capitalized software associated with Platform id. of $255,000.

Operating income was $910,000 for the six months ended June 30, 2018, as compared to operating income of $1,107,000 during the same period of the prior year. The decrease in operating income is due to the increase in general and administrative expenses, sales and marketing expenses and product development expenses explained for the three months ended June 30, 2018. During the six months ended June 30, 2018 and 2017, the Company recorded income tax expense of $214,000 and $264,000, respectively, resulting in a 24% effective rate during both periods. Even though the statutory rate was higher for the six months ended June 30, 2017, this was offset by an excess tax benefit associated with stock-based compensation.

On a GAAP basis, we generated net income of $686,000, or $0.22 per diluted share, during the six months ended June 30, 2018, compared to $817,000, or $0.27 per diluted share, during the same period of 2017.

EBITDA for the six months ended June 30, 2018 was $1,590,000, or 22% of revenue, compared to $1,429,000, or 26% of revenue during the same period of 2017. Non-GAAP net income was $1,121,000, or $0.36 per diluted share, compared to $995,000, or $0.33 per diluted share, during the same period of the prior year. The Non-GAAP results exclude amortization of intangible assets, stock-based compensation, integration and acquisition costs, unusual, non-recurring gains and losses, the impact of discrete items impacting income tax expense and tax impact of adjustments. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items, such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges and unusual, non-recurring gains and losses. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

CALCULATION OF EBITDA

($ in ‘000’s)
	Three Months ended June 30,
	2018	2017
	Amount	Amount

Net income:	$366	$493
Adjustments:
Depreciation and amortization	340	185
Interest expense (income)	5	(1)
Income tax expense	224	224
EBITDA:	$935	$901

	Six Months ended June 30,
	2018	2017
	Amount	Amount

Net income:	$686	$817
Adjustments:
Depreciation and amortization	680	350
Interest expense (income)	10	(2)
Income tax expense	214	264
EBITDA:	$1,590	$1,429

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
($ in ‘000’s, except per share amounts)

	Three Months ended June 30,
	2018		2017
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$366	$0.12	$493	$0.16
Adjustments:
Amortization of intangible assets (1)	125	0.04	83	0.03
Stock-based compensation (2)	144	0.04	114	0.04
Integration and acquisition costs (3)	41	0.01	—	—
Unusual, non-recurring loss (4)	—	—	18	0.01
Tax impact of adjustments (5)	(65)	(0.02)	(73)	(0.02)
Impact of discrete items impacting income tax expense (6)	52	0.02	(45)	(0.02)
Non-GAAP net income (7):	$663	$0.21	$590	$0.20

	Six Months ended June 30,
	2018		2017
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$686	$0.22	$817	$0.27
Adjustments:
Amortization of intangible assets (1)	250	0.08	166	0.05
Stock-based compensation (2)	286	0.09	260	0.09
Integration and acquisition costs (3)	41	0.02	—	—
Unusual, non-recurring loss (4)	—	—	28	0.01
Tax impact of adjustments (5)	(121)	(0.04)	(154)	(0.05)
Impact of discrete items impacting income tax expense (6)	(21)	(0.01)	(122)	(0.04)
Non-GAAP net income(7)::	$1,121	$0.36	$995	$0.33

1)
The adjustments represent the amortization of intangible assets related to acquired assets and companies.

2)
The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock to employees or in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

3)
The adjustments represent legal and accounting fees and other non-recurring costs in connection with the acquisition of Filing Services Canada Inc.

4)
The adjustment removes gains or losses during the period that are unusual, non-recurring or infrequent in nature and don’t relate to the core business of the Company. For the three and six months ended June 30, 2017, these losses include a loss on the change in fair value of stock received, in lieu of cash, related to the settlement of a receivable.

5)
This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal rate of 21% for the three and six months ended June 30, 2018 and 34% for the three and six months ended June 30, 2017.

6)
The adjustment eliminates discrete items impacting income tax expense. For the three and six months ended June 30, 2018 and 2017, the discrete items relate to either the shortfall or excess stock-based compensation expense or benefit recognized in income tax expense during the period.

7)
Non-GAAP net income for the three and six months ended June 30, 2018, reflects the calculation of income tax computed using the current federal statutory rate of 21%. Had the federal statutory rate remained at 34% for 2018, non-GAAP net income for the three and six months ended June 30, 2018, would have been lower by approximately $77,000, or $0.02 per diluted share, and $117,000, or $0.04 per diluted share, respectively.

Conference Call Information
To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date:
August 2, 2018
Time:
4:30 PM ET
Toll-free:
877-407-8133
International:
201-689-8040
LiveWebcast:
http://www.investorcalendar.com/event/35666

Conference Call Replay Information
The replay will be available beginning approximately 1 hour after the completion of the live event, ending at midnight eastern on August 16, 2018.

Toll-free:
877-481-4010
International:
919-882-2331
Reference ID:
35666
Web replay:
http://www.issuerdirect.com/earnings-calls-and-scripts/

About Issuer Direct Corporation

Issuer Direct® is an industry-leading communications and compliance company focusing on the needs of corporate issuers. Issuer Direct's principal platform, Platform id., empowers users by thoughtfully integrating the most relevant tools, technologies, and services, thus eliminating the complexity associated with producing and distributing financial and business communications. Headquartered in RTP, NC, Issuer Direct serves more than 2,500 public and private companies in more than 18 countries. For more information, please visit www.issuerdirect.com.

Learn more about Issuer Direct today: Investor Tear Sheet.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K/A for the year ended December 31, 2017, including but not limited to the discussion under "Risk Factors" therein, which the Company will file with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:
Issuer Direct Corporation
Brian R. Balbirnie
(919)-481-4000
brian.balbirnie@issuerdirect.com

Hayden IR
Brett Maas
(646)-536-7331
brett@haydenir.com

Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com

SOURCE: Issuer Direct Corporation

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2018	2017
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$6,834	$4,917
Accounts receivable (net of allowance for doubtful accounts of $428 and $425, respectively)	1,642	1,275
Income tax receivable	534	725
Other current assets	189	193
Total current assets	9,199	7,110
Capitalized software (net of accumulated amortization of $898 and $497, respectively)	2,348	2,749
Fixed assets (net of accumulated amortization of $417 and $388, respectively)	155	145
Other long-term assets	17	18
Goodwill	4,070	4,070
Intangible assets (net of accumulated amortization of $3,949 and $3,699, respectively)	2,608	2,858
Total assets	$18,397	$16,950

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$356	$666
Accrued expenses	653	613
Current portion of note payable (See Note 3)	288	288
Income taxes payable	68	65
Deferred revenue	1,273	887
Total current liabilities	2,638	2,519
Note payable – long-term (net of discount of $57 and $70, respectively) (See Note 3)	583	570
Deferred income tax liability	565	573
Other long-term liabilities	56	77
Total liabilities	3,842	3,739
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,103,370 and 3,014,494 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively.	3	3
Additional paid-in capital	11,396	10,400
Other accumulated comprehensive income	1	34
Retained earnings	3,155	2,774
Total stockholders' equity	14,555	13,211
Total liabilities and stockholders’ equity	$18,397	$16,950

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017

Revenues	$3,799	$3,443	$7,329	$6,298
Cost of revenues	1,030	909	2,051	1,655
Gross profit	2,769	2,534	5,278	4,643
Operating costs and expenses:
General and administrative	948	855	1,952	1,767
Sales and marketing expenses	799	714	1,549	1,307
Product development	285	129	583	254
Depreciation and amortization	142	103	284	208
Total operating costs and expenses	2,174	1,801	4,368	3,536
Operating income	595	733	910	1,107
Other income (expense):
Other expense	—	(17)	—	(28)
Interest income (expense), net	(5)	1	(10)	2
Total other expense	(5)	(16)	(10)	(26)
Net income before income taxes	590	717	900	1,081
Income tax expense	224	224	214	264
Net income	$366	$493	$686	$817
Income per share – basic	$0.12	$0.17	$0.22	$0.28
Income per share – fully diluted	$0.12	$0.16	$0.22	$0.27
Weighted average number of common shares outstanding – basic	3,074	2,940	3,055	2,920
Weighted average number of common shares outstanding – fully diluted	3,137	3,021	3,123	3,002

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017

Net income	$366	$493	$686	$817
Foreign currency translation adjustment	(76)	27	(33)	34
Comprehensive income	$290	$520	$653	$851

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	For the Six Months Ended
	June 30,	June 30,
	2018	2017
Cash flows from operating activities:
Net income	$686	$817
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	680	350
Bad debt expense	93	87
Deferred income taxes	(17)	(5)
Non-cash interest expense (See Note 3)	13	—
Stock-based compensation expense	286	260
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(467)	(116)
Decrease (increase) in deposits and prepaid assets	194	(171)
Increase (decrease) in accounts payable	(304)	293
Increase (decrease) in accrued expenses	31	(255)
Increase (decrease) in deferred revenue	394	197
Net cash provided by operating activities	1,589	1,457

Cash flows from investing activities:
Capitalized software	—	(624)
Purchase of fixed assets	(39)	(6)
Net cash used in investing activities	(39)	(630)

Cash flows from financing activities:
Proceeds from exercise of stock options, net of income taxes	709	214
Payment of dividends	(305)	(291)
Net cash provided by (used in) financing activities	404	(77)

Net change in cash	1,954	750
Cash – beginning	4,917	5,339
Currency translation adjustment	(37)	36
Cash – ending	$6,834	$6,125

Supplemental disclosures:
Cash paid for income taxes	$31	$437
Non-cash activities:
Stock-based compensation - capitalized software	$—	$56